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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  March 9, 2007

                               PURCHASESOFT, INC.

               (Exact Name of Registrant as Specified in Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)



        0-11791                                             13-2897997
--------------------------------------------------------------------------------
(Commission File Number)                       (IRS Employer Identification No.)

             2091 Business Center Drive, Suite 100, Irvine, CA 92612
               (Address of Principal Executive Offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (949) 263-0910



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ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.


On March 8, 2007, the Board of Directors of PurchaseSoft, Inc. (the "Registrant") determined that it was in the best interest of the Registrant to change its auditors from Mendoza Berger & Company, LLP to Gruber & Company, LLC.

During the Registrant's fiscal year 2004, and during the interim period from June 1, 2004 through the date November 30, 2004, there have been no past disagreements between the Registrant and Mendoza Berger & Company, LLP. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

The audit reports provided by the Registrant's auditors, Mendoza Berger & Company, LLP for the fiscal year ended May 31, 2004 did not contain any adverse opinion or disclaimer of opinion nor was any report modified as to uncertainty, audit scope or accounting principles.

The Board of Directors approved the appointment of Gruber & Company, LLC of Lake Saint Louis, Missouri as its new auditors on March 8, 2007. During the most recent fiscal year and through November 30, 2004, neither the Registrant nor any one on behalf of the Registrant has consulted with Gruber & Company, LLC. regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's financial statements, or any other matters or reportable events required to be disclosed under Items 304 (a) (2) (i) and (ii) of Regulation S-B.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                PURCHASESOFT, INC.



                                BY: /S/ STEVEN A. FLAGG
                                    --------------------------------------------
                                    NAME: STEVEN A. FLAGG
                                    TITLE: PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                    (PRINCIPAL EXECUTIVE OFFICER)



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Dated: March 9, 2007